Exhibit 99.5

                             PAYING AGENT AGREEMENT


         This PAYING AGENT AGREEMENT, dated as of September 11, 1997 (this "Agreement") is entered into by and among (i) CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association acting not in its individual capacity but solely as Eligible Lender Trustee under the trust agreement referred to below (the "Trustee"), (ii) BANKERS TRUST COMPANY, a New York banking corporation (the "Agent") and (iii) STUDENT LOAN MARKETING ASSOCIATION, a federally chartered corporation (the "Administrator").

                              W I T N E S S E T H;

         WHEREAS, the Trustee and the Administrator desire to appoint the Agent as the co-paying agent under the Trust Agreement, dated as of September 1, 1997 (the "Trust Agreement"), between the Trustee and SLM Funding Corporation;

         WHEREAS, the Agent desires to accept such appointment.

         NOW THEREFORE, the Trustee, the Administrator and the Agent agree as follow:

         1. Pursuant to Section 3.9 of the Trust Agreement, the Trustee hereby appoints the Agent as the co-paying agent to perform the duties of the Certificate Paying Agent as set forth in the Trust Agreement and the Agent hereby accepts such appointment and the duties relating thereto as if the Agent had been a party to the Trust Agreement. The Administrator hereby consents to such appointment.

         2. The Agent shall be subject to the same standard of care as, and shall be entitled to the same rights, protections and immunities afforded to, the Trustee under the Trust Agreement.


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         3. The Administrator covenants to indemnify the Agent for, and to hold it harmless against, any loss, liability or expense incurred without willful misconduct, negligence or bad faith on the part of the Agent arising our of or in connection with the acceptance or administration of this Agreement and the duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

         4. This Agreement may be modified by agreement of the parties hereto and may be terminated by any party upon sixty (60) days prior written notice to the other parties.

         5. Initially capitalized terms which are used herein and which are not defined herein have the meanings set forth in the Trust Agreement.

         6. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



STUDENT LOAN MARKETING                      CHASE MANHATTAN BANK USA,
ASSOCIATION                                 NATIONAL ASSOCIATION


By: /s/ J. LANCE FRANKE                     By: /s/ J.J. CASHIN
   ---------------------------                  ------------------------------
   Name: J. Lance Franke                        Name: J. J. Cashin
   Title:                                       Title:

                                            BANKERS TRUST COMPANY


                                            By: /s/ ALFIA MONASTRA
                                                ------------------------------
                                                Name: Alfia Monastra
                                                Title: